SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

                             COOPER INDUSTRIES, INC.
                             -----------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               DANAHER CORPORATION
                               -------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               ------------------------------------------------


          (2)  Aggregate number of securities to which transaction applies:

               ------------------------------------------------


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------


          (4)  Proposed maximum aggregate value of transaction:

               ------------------------------------------------


          (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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          (2)  Form, Schedule or Registration Statement No.:

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

The following press release was filed by Danaher Corporation on August 8, 2001:


                               DANAHER CORPORATION
                             2099 PENNSYLVANIA, N.W.
                                   12TH FLOOR
                             WASHINGTON, D.C. 20006
                   TELEPHONE (202) 828-0850 FAX (202) 828-0860


FOR IMMEDIATE RELEASE                                CONTACTS:
                                                     PATRICK ALLENDER
                                                     CHIEF FINANCIAL OFFICER
                                                     (202) 828-0850

                                                     GEORGE SARD/ANNA CORDASCO/
                                                     DAN GAGNIER
                                                     CITIGATE SARD VERBINNEN
                                                     (212) 687-8080


                     DANAHER RESPONSE TO COOPER ANNOUNCEMENT
 ------------------------------------------------------------------------------

           Washington, D.C., August 8, 2001 - Danaher Corporation (NYSE: DHR) said today it is disappointed that the Board of Directors of Cooper Industries, Inc. (NYSE: CBE) has rejected Danaher's premium merger proposal, which is valued at $55.21 to $59.29 based on yesterday's closing price, or 33% to 43% above Cooper's unaffected market price on July 31, 2001, the day before Danaher announced its proposal.

           H. Lawrence Culp, Jr., President and Chief Executive Officer, said, "We are disappointed that Cooper has rejected our premium proposal but encouraged that it has led Cooper to postpone the Bermuda reincorporation plan and to commit to exploring all alternatives to maximize shareholder value. Danaher is committed to our July 25th proposal. We remain hopeful that we will achieve a negotiated transaction with the Cooper Board, but we are preserving all of our options."

           On July 25, 2001, Danaher made a proposal to Cooper for a merger through a 75%-stock and 25%-cash transaction in which each Cooper share would be converted into $14.50 in cash and 0.7650 Danaher shares at the high end of the proposed range, or $13.50 in cash and 0.7123 Danaher shares at the low end of the proposed range.

           Danaher Corporation is a leading manufacturer of Process/ Environmental Controls and Tools and Components. (http://www.danaher.com).

         Forward Looking Statements: The above press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. In some cases, you can identify these so-called "forward-looking statements" by words such as "would," "will," "expects," "plans," "believes" or words of similar tenor. These forward-looking statements are based on management's good faith expectations and beliefs concerning future developments, but you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Danaher. Factors that could cause actual results to differ materially include the following: (1) the businesses of Danaher and Cooper may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the transaction may not be fully realized or may not be realized within the expected time frame; (3) Cooper may not be able to meet Danaher's expectations and revenues following the transaction may be lower than expected; (4) operating costs and business disruption, including difficulties in maintaining relationships with employees, customers or suppliers, may be greater than expected following the transaction; (5) the regulatory approvals required for the transaction may not be obtained on the proposed terms or on the anticipated schedule; and (6) other risks described from time to time in Danaher's periodic reports filed with the Securities and Exchange Commission. Danaher disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.

         Additional Information: On August 3, 2001, Danaher filed a preliminary proxy statement (the "Preliminary Proxy Statement") with the SEC for solicitation of proxies from the shareholders of Cooper in connection with Cooper's special meeting which is scheduled to take place on August 30, 2001. In addition, Danaher may file a proxy statement/prospectus and other documents concerning a transaction at a date or dates subsequent hereto. Investors and security holders are urged to read the Preliminary Proxy Statement any other documents filed by Danaher with the SEC, if and when they become available. The Preliminary Proxy Statement contains, and any additional documents filed with the SEC by Danaher, would contain, important information. Investors and security holders can obtain a free copy of such documents, if and when they become available, at the SEC's internet site (http://www.sec.gov) or directly from Danaher by making a request to: Danaher Corporation, 2099 Pennsylvania Avenue, NW, 12th floor, Washington, D.C. 20006-1813, Attention: Corporate Secretary. Danaher, its executive officers and directors and certain other Danaher advisors may be deemed to be "participants" in Danaher's solicitation of proxies from Cooper's shareholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in Danaher's Preliminary Proxy Statement.


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